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                                                              EXHIBIT NO. 10.5


          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.







                  RESEARCH COLLABORATION AND LICENSE AGREEMENT


                                     between


                           MERCK FROSST CANADA & CO.,


                                       And


                                 NITROMED, INC.


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                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

THIS AGREEMENT effective as of the date of last signature (the "Effective Date") between MERCK FROSST CANADA & CO., a corporate entity existing pursuant to the laws of Nova Scotia ("MERCK") a wholly-owned subsidiary of Merck & Co., Inc., a corporation organized and existing under the laws of New Jersey and NITROMED, INC., a corporation organized and existing under the laws of Delaware ("NITROMED").

                                   WITNESSETH:

         WHEREAS, NITROMED has developed NITROMED Know-How (as hereinafter defined) and has rights to Patent Rights (as hereinafter defined);

         WHEREAS, MERCK and NITROMED desire to enter into a research collaboration to develop Licensed Products (as hereinafter defined) upon the terms and conditions set forth herein;

         WHEREAS, MERCK desires to obtain a license under the Patent Rights and NITROMED Know-How, upon the terms and conditions set forth herein and NITROMED desires to grant such a license;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1 The term "Affiliate" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by MERCK or NITROMED; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of MERCK or NITROMED.

1.2      The term "Calendar Quarter" shall mean the respective periods of three
         (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.3      The term "Calendar Year" shall mean each successive period of twelve
         (12) months commencing on January 1 and ending on December 31.

1.4 The term "Change of Control" shall mean the occurrence of any of the following:


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         (a)      An acquisition of any voting securities of NITROMED (the
                  "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of NITROMED's then-outstanding Voting Securities; or

         (b)      The consummation of:

                  (i) A merger, consolidation or reorganization (1) with or into NITROMED or a direct or indirect subsidiary of NITROMED or (2) in which securities of NITROMED are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger in which the stockholders of NITROMED immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the surviving corporation, if there is no parent corporation or (y) if there is one or more than one parent corporation, the ultimate parent corporation;

                  (ii)     A complete liquidation or dissolution of NITROMED; or

                  (iii) The sale or other disposition of all or substantially all of the assets of NITROMED and its Affiliates taken as a whole to any Person.

         Notwithstanding the foregoing, for purposes of subsection (a), (b)(i) and (iii) above, a Change of Control shall be deemed to exist only if the acquiror (together with any of its affiliates), in its most recently completed fiscal year, had total sales of pharmaceutical products in excess of [**] dollars ($[**]).

1.5 The term "Combination Product" shall mean a Licensed Product that includes [**].

1.6 The term "Commercially Reasonable Efforts" shall mean with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the research, development or commercialization of any NO-Enhanced COX-2 Compound or Licensed Product, such efforts shall be substantially equivalent to those efforts and resources commonly used by a Party for a product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors of patent or other intellectual property rights, alternative products and other relevant factors. Commercially Reasonable Efforts shall be determined on a


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         market-by-market and indication-by-indication basis for a particular product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Licensed Product and the market(s) involved.

1.7 The term "Committee" shall mean the joint research and development committee described in Section 2.4.1.

1.8 The term "Competitive Product" shall mean product(s) containing the same active ingredient(s) as the Licensed Product would be considered substitutable for Licensed Product and [**] as measured by prescriptions or other similar information in the country of sale.

1.9 The term "Control" shall mean with respect to any (a) item of information, including, without limitation, NITROMED Know-How, or (b) intellectual property right, the possession (whether by ownership in whole or in part or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

1.10 The term "COX-2 Compound" shall mean any compound that [**] as measured in the human whole blood assays as described in Brideau et al., Inflamm Res 45:68-74 (1996).

1.11 The term "Development Work" shall mean preclinical and clinical drug development activities, including test method development and stability testing, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies and regulatory affairs, product approval and registration.

1.12     The term "Field" shall mean [**].

1.13 The term "First Commercial Sale" shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product in a country after all required approvals, excluding pricing approvals, have been granted by the governing health authority of such country.

1.14 The term "Full Time Equivalent" or "FTE" shall mean the equivalent of a full-time scientist's work time over a twelve-month period (including normal vacations, sick days and holidays). The portion of an FTE year devoted by a scientist to the Research Program shall be determined by dividing the number of days during any twelve (12) month period devoted by such employee to the Research Program by the total number of working days during such twelve-month period.

1.15 The term "FTE Rate" shall mean [**] dollars ($[**]) per FTE. The FTE Rate shall include all personnel, equipment, reagents and all other expenses including support staff and overhead for or associated with an FTE.

1.16 The term "Improvement" shall mean any enhancement in the manufacture, formulation, ingredients, preparation, presentation, means of delivery, dosage or packaging of the Licensed Product.


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1.17     The term "Indication" shall mean the use in the treatment and/or prevention of diseases, conditions or disorders involving each of [**].

1.18 The term "Joint Information and Inventions" shall have the meaning set forth in Section 2.7.

1.19 The term "Licensed Product(s)" shall mean preparations in final form, either as a fixed combination or intended for concomitant administration, for sale by prescription, over-the-counter or any other method for all uses in the Field, which contain a NO-Enhanced COX-2 Compound including, without limitation, any Combination Product.

1.20 The term "Major European Market" shall mean any one of the following countries: the United Kingdom, France, Germany, Italy or Spain.

1.21     The term "Major Market" shall mean any one of the following countries:
         United States, Japan, the United Kingdom, France, Germany, Italy or Spain.

1.22 The term "Marketing Approval" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of the European Union or any country, federal, state or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of a Licensed Product for human use in such jurisdiction and following which the Licensed Product may be legally sold in such jurisdiction.

1.23 The term "MERCK Information and Inventions" shall have the meaning set forth in Section 2.7.

1.24 The term "MERCK Know-How" shall mean all secret, substantial and identified information and materials, including but not limited to, discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which, during the Research Program Term, are (i) Controlled by MERCK, (ii) are not generally known, and (iii) in MERCK's reasonable opinion are required by NITROMED in the performance of its obligations under the Research Program.

1.25 The term "NDA" shall mean a New Drug Application and all amendments and supplements thereto filed with the FDA (as more fully defined in 21 CFR
         314.5 et seq.), or the equivalent application filed with any equivalent agency or governmental authority outside the United States (including any supra-national agency such as in the European Union) requiring such filing, including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining regulatory approval to market and sell such pharmaceutical product.

1.26 The term "Net Sales" shall mean the gross invoice price of Licensed Product sold by MERCK, its affiliates or sublicensees (which term does not include distributors which are not Affiliates of MERCK, its Affiliates or sublicensees) to a Third Party after deducting, if not previously deducted, in the amount invoiced or received:

         (a)      trade and quantity discounts;


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         (b)      returns, rebates and allowances;

         (c) chargebacks and other amounts paid on sale or dispensing of Licensed Product;

         (d) retroactive price reductions that are actually allowed or granted;

         (e) a fixed amount equal to three percent (3%) of the amount invoiced to cover bad debt, sales or excise taxes, early payment cash discounts, and additional special transportation, custom duties, and other governmental charges; and

         (f) the standard inventory cost of devices or delivery systems used for dispensing or administering Licensed Product which accompany Licensed Product as it is sold.

         In the case of any sale of the Licensed Product(s) for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received. In the event the Licensed Product is sold as part of a Combination Product, the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product during the applicable royalty reporting period, by the fraction, A/A+B, where A is the average sale price of the Licensed Product when sold separately in finished form and B is the average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Licensed Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Licensed Product and all other products(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of C/C+D where C is the fair market value of the Licensed Product and D is the fair market value of all other pharmaceutical product(s) included in the Combination Product. In such event, MERCK shall in good faith make a determination of the respective fair market values of the Licensed Product and all other pharmaceutical products included in the Combination Product, and shall notify NITROMED of such determination and provide NITROMED with data to support such determination. NITROMED shall have the right to review such determination and supporting data, and to notify MERCK if it disagrees with such determination. If NITROMED does not agree with such determination and if the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be resolved in accordance with Section 9.6.

1.27 The term "NITROMED Indemnified Parties" shall have the meaning set forth in Section 6.4.

1.28 The term "NITROMED Information and Inventions" shall have the meaning set forth in Section 2.7.

1.29 The term "NITROMED Know-How" shall mean all secret, substantial and identified information and materials, including but not limited to, discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or


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         otherwise, which during the Research Program Term (i) are Controlled by
         NITROMED , (ii) are not generally known and (iii) are reasonably necessary or useful to MERCK in connection with the Research Program within the Field or the research, development, manufacture, marketing, use of sale of Licensed Products in the Territory.

1.30     The term "NO" shall mean nitric oxide.

1.31     The term "NO-Enhanced COX-2 Compound" shall mean [**].

1.32     The term "NO-COX-2 Compound" shall mean [**].

1.33     The term "NO-donor" shall mean [**].

1.34 The term "Other Indication" shall mean the use in the treatment and/or prevention of diseases, conditions or disorders other than the categories (i), (ii) and (iii) in Section 1.17 or those specifically set out therein.

1.35 The term "Party" shall mean MERCK or NITROMED; "Parties" shall mean MERCK OR NITROMED. As used in this Agreement, references to Third Parties do not include a Party or its Affiliates.

1.36 The term "Patent Rights" shall mean any and all patents and patent applications in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the Research Program Term and for one (1) year thereafter are Controlled by NITROMED, including, but not limited to, those listed on Attachment 1.36, which: (i) claim, cover or relate to NO-Enhanced COX-2 Compounds or Licensed Products; or
         (ii) are divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, utility, models and the like of any such patents and patent applications and foreign equivalents thereof.

1.37 The term "Phase I Studies" shall mean a human clinical trial in any country that is intended to initially evaluate the safety and/or pharmacological effect of a NO-Enhanced COX-2 Compound or Licensed Product in subjects or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent.

1.38 The term "Phase III Studies" shall mean a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a NO-Enhanced COX-2 Compound or Licensed Product as a basis for a NDA or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

1.39     The term "Project Leader" shall have the meaning set forth in Section
         2.4.3.

1.40 The term "Proprietary Information" shall mean all MERCK Know-How, NITROMED Know-How, and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing or oral or by sensory detection, which is provided by one Party to the other Party in connection with this Agreement.


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1.41     The term "Research Information and Inventions" shall mean NITROMED
         Information and Inventions, MERCK Information and Inventions and Joint Information and Inventions.

1.42     The term "Research Plan" shall have the meaning set forth in Section
         2.1.

1.43 The term "Research Program" means the collaborative research effort between the Parties hereto to develop NO-Enhanced COX-2 Compounds and Licensed Products as set forth in Article II and Attachment 2.1.

1.44     The term "Research Program Term" shall have the meaning set forth in
         Section 2.8.

1.45     The term "Royalty Period" shall have the meaning set forth in Section
         5.4.1.

1.46 The term "Safety Assessment Candidate" or "SAC" shall mean a NO-Enhanced COX-2 Compound for human use with a scientific data package that at MERCK's sole discretion is evaluated and approved by the Merck Safety Assessment Review Committee or its successor as a development candidate for safety testing prior to initiation of clinical trials.

1.47 The term "Status Notice" shall mean a notice provided by NITROMED to MERCK that (a) requests that [**] MERCK with respect to a specific [**]; (b) requests that [**] Merck with respect to [**] with respect to a specified Indication or (c) requests that [**] MERCK with respect to [**] that is not being pursued by MERCK (or on its behalf) and for which NITROMED has [**] for conducting such research. For purpose of this Section 1.47 a [**] must be based on data existing at the time any such notice is provided.

1.48     The term "Territory" shall mean all of the countries in the world.

1.49 The term "Third Party(ies)" shall mean any person(s) or entity(ies) other than MERCK, NITROMED or their respective Affiliates.

1.50 The term "Valid Patent Claim" means a claim of (a) any patent application within the Territory included within Patent Rights and/or Research Information and Inventions that has been pending less than six
         (6) years from the earliest date on which such patent application claims priority and such patent claim has not have been cancelled, withdrawn or abandoned , or (b) an issued and unexpired patent included within the Patent Rights and/or Research Information and Inventions, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed with the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.


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                                   ARTICLE II
                                RESEARCH PROGRAM

2.1 GENERAL. NITROMED and MERCK shall engage in the Research Program upon the terms and conditions set forth in this Agreement. The activities to be undertaken in the course of Research Program are set forth in the "Research Plan" (Attachment 2.1) which may be amended from time to time upon the mutual written agreement of the Parties.

2.2 NITROMED SPECIFIC RESPONSIBILITIES. Under the direction of the Committee, NITROMED shall make available scientific and managerial personnel with sufficient expertise and experience necessary to undertake NITROMED's responsibilities, as set forth in the Research Plan and in the following sentence. In particular, NITROMED shall devote to the Research Program [**] FTEs for the [**] year of the Research Program Term and [**] FTEs for the [**] year and [**] FTEs for the [**] year of the Research Program Term, all of which shall be funded by MERCK according to Section 5.1 hereof. It is understood that the Parties through mutual agreement may increase the numbers of FTEs devoted to the Research Program in the second and third years.

2.3 MERCK SPECIFIC RESPONSIBILITIES. MERCK shall be responsible for performing all Development Work necessary to obtain Marketing Approvals for Licensed Products in certain countries in the Territory pursuant to MERCK's obligation under Section 3.4. NITROMED acknowledges and agrees that MERCK may use its Affiliates or Third Parties to perform certain of its obligations under this Agreement from time to time. MERCK shall, during the Research Program Term, keep NITROMED advised of its activities under this Section 2.3 through MERCK's Committee representatives during each quarterly meeting, pursuant to Section 2.4.2.

2.4 COMMITTEE. The Parties hereby establish a Committee to facilitate the Research Program as follows:

2.4.1 COMPOSITION OF THE COMMITTEE. The Research Program shall be conducted under the direction of a joint research committee (the "Committee") comprised of three (3) named representatives of MERCK and three (3) named representatives of NITROMED. Each Party shall appoint its respective representatives to the Committee from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend Committee meetings, subject to compliance with Section 4.1. The Committee shall be chaired by a representative of MERCK. Decisions of the Committee shall be made by a majority of the members. In the event that the Committee cannot or does not, after good faith efforts, reach agreement on an issue within thirty (30) days after the issue is first referred to it, such issue shall be referred for resolution to the Chief Executive Officer (or a senior executive officer designated by such CEO) of each Party. In the event such officers, after good faith efforts, cannot come to a resolution, the resolution and/or course of conduct shall be [**];


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         provided, however, any such resolution and/or course of conduct shall not be inconsistent with the provisions of this Agreement or impose any obligation or burden [**] that is outside the scope of this Agreement. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.4.2 MEETINGS. The Committee shall meet at least once each Calendar Quarter with the location for such meetings alternating between NITROMED and MERCK facilities (or such other locations as is determined by the Committee). Alternatively, the Committee may meet by means of teleconference, videoconference or other similar communications equipment. The Committee shall confer regarding the status of the Research Program, review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any budgetary and economic matters relating to the Research Program which is referred to the Committee.

2.4.3 PROJECT LEADERS. MERCK and NITROMED each shall appoint a person (a "Project Leader") from the Committee to coordinate its part of the Research Program. The Project Leaders shall be the primary contact between the Parties with respect to the Research Program. Each Party shall notify the other within thirty (30) days of the date of the Agreement of the appointment of its Project Leader and shall notify the other Party as soon as practicable upon changing this appointment.

2.5 EXCHANGE OF INFORMATION. Upon execution of this Agreement, NITROMED shall disclose to MERCK in English and in writing all NITROMED Know-How not previously disclosed. During the Research Project Term, NITROMED shall also promptly disclose to MERCK in English and in writing on an ongoing basis all NITROMED Know-How. Upon the execution of this Agreement and on an ongoing basis during the Research Project Term, MERCK shall promptly disclose to NITROMED all MERCK Know-How.

2.6      RECORDS AND REPORTS.

2.6.1 RECORDS. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program.

2.6.2 COPIES AND INSPECTION OF RECORDS. During the Research Program Term and for a period of two (2) years thereafter, MERCK shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of NITROMED referred to in Section 2.6.1. MERCK shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1. During the Research Program Term and for a period of two (2) years thereafter, MERCK shall have the right to arrange for its employees and/or consultants involved in the activities contemplated hereunder to visit NITROMED at its offices and laboratories during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultants of NITROMED.

2.6.3 QUARTERLY REPORTS. Within thirty (30) days following the end of each Calendar Quarter during the term of this Agreement, each Party shall provide to the other Party a written


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         progress report which shall describe (i) the work performed to date on the Research Program, evaluate the work performed in relation to the goals of the Research Program and provide such other information required by the Research Program or reasonably requested by the other Party relating to the progress of the goals or performance of the Research Program, and (ii) the status of the Development Work undertaken in the previous Calendar Quarter, PROVIDED THAT no further reports under this Section 2.6.3 shall be required following either a Change of Control or the First Commercial Sale of a Licensed Product for each Indication in all Major Markets. Upon written request, each Party shall provide to the other Party copies of the records described in Section 2.6.1 above; provided however that Merck may in its discretion make certain records available for inspection at its facilities without an obligation to provide copies of such records to NITROMED.

2.7 RESEARCH INFORMATION AND INVENTIONS. The entire right, title and interest in all discoveries, Improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, arising from the Research Program (all being "Research Information and Inventions") developed or invented:

         (a) solely by employees of NITROMED shall be owned solely by NITROMED ("NITROMED Information and Inventions");

         (b) solely by employees of MERCK shall be owned solely by MERCK ("MERCK Information and Inventions"); and

         (c) jointly by employees of NITROMED and MERCK shall be owned jointly by NITROMED and MERCK ("Joint Information and Inventions").

         NITROMED shall promptly disclose to MERCK the development, making, conception or reduction to practice of NITROMED Information and Inventions. MERCK shall disclose to NITROMED the development, making, conception or reduction to practice of MERCK Information and Inventions no later than promptly after the filing of a patent application on such Merck Information and Invention.

2.8 RESEARCH PROGRAM TERM. Except as otherwise provided herein, the term of the Research Program shall commence on the January 1, 2003 and continue for a period of three (3) years (the "Research Program Term"). The Parties may, upon mutual written agreement, extend the term of the Research Program for additional one (1) year periods, at least one hundred twenty (120) days prior to the three (3) year anniversary of the commencement of the Research Program and, thereafter, at least one hundred twenty (120) days prior to each subsequent anniversary. Upon any extension of the term of Research Program, if desirable, Attachment
         2.1 setting forth the Research Program shall be amended in writing by mutual agreement. As used throughout the Agreement any reference to Research Program Term shall include any extension thereof. If there is a Change of Control event, MERCK shall have the right , to terminate the Research Program by providing written notice to NITROMED within ninety (90) days after MERCK receives written notice of the Change of Control event. Any such termination by MERCK shall terminate its obligations under Section 5.1 and shall not terminate the Agreement.


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                                   ARTICLE III
                LICENSE; EXCHANGE OF INFORMATION; DEVELOPMENT AND
                                COMMERCIALIZATION

3.1      LICENSE GRANT.

         (a) NITROMED hereby grants to MERCK an exclusive, royalty bearing license in the Territory, with a right to sublicense as provided in subsection (c) below, under Patent Rights, NITROMED Information and Inventions, NITROMED's rights to the Joint Information and Inventions and NITROMED Know-How to practice under the Patent Rights, NITROMED Information and Inventions, NITROMED's rights to the Joint Information and Inventions and NITROMED Know-How, to the extent required to develop, make, have made, use, sell, offer to sell or import NO-Enhanced COX-2 Compounds and Licensed Product(s) in the Field.

         (b) Any of NITROMED's rights to the Patent Rights, NITROMED Information and Inventions, NITROMED's rights to the Joint Information and Inventions and NITROMED Know-How not specifically licensed to MERCK pursuant to Section 3.1(a) shall be retained by NITROMED, including, but not limited to, any applications outside of the Field. NITROMED shall retain only the rights necessary under Patent Rights, NITROMED Information and Inventions, NITROMED's rights to the Joint Information and NITROMED Know-How, in the Field, to discover, develop, make and use a Licensed Product in the Territory and solely for the purpose of fulfilling its obligations under the Research Plan.

         (c) MERCK shall have the right to enter into sublicenses relating to the license granted in Sections 3.1(a) to Third Parties and/or Affiliates. Each such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement, including but not limited to provisions related to confidentiality (Article IV), consequential damages, commercialization and development, record-keeping and audit provisions and shall provide that any such sublicensee shall not further sublicense. MERCK shall remain responsible for the performance of its sublicensees, and shall ensure that any such sublicensees comply with the relevant provisions of this Agreement. In the event of a material default by any sublicensee under a sublicense agreement, MERCK will inform NITROMED and take such action which in MERCK's reasonable business judgment will address such default.

         (d) MERCK hereby grants to NITROMED a non-exclusive license in the Territory to practice under the MERCK Know-How (including any related patents) and Merck Information and Inventions to the extent required to perform its obligations under this Agreement. At NITROMED's request, MERCK shall consider, on a case-by-case basis, the grant of a license to NITROMED under the MERCK Information and Inventions for use that (i) is outside the Field and (ii) related to NO, with the Parties agreeing on the terms of such license, including the amount of royalty payments, if any, provided that the decision whether to grant such license shall be in MERCK's sole discretion.

3.2 COVENANT NOT TO SUE. In the event the development, making, having made, use, sale or import by MERCK, its Affiliates and/or sublicensees of NO-Enhanced COX-2 Compounds and Licensed Product(s) would infringe during the term of this Agreement a claim of an issued patent which NITROMED Controls and which patent is not covered by the grant in
         Section 3.1, NITROMED hereby covenants not to sue MERCK, its sublicensees, successors and assigns under such issued patent with respect to the development, making, having made, using, selling, offering for sale or importing NO-Enhanced COX-2 Compounds and Licensed Product(s) in the Territory. NITROMED's successor and assigns shall agree in writing to be bound by similar terms as NITROMED under this
         Section 3.2.

3.3 SECTION 365(n) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The Parties agree that MERCK, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against NITROMED under the U.S. Bankruptcy Code, MERCK shall be entitled to a complete duplicate of or complete access to (as MERCK deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided MERCK continues to fulfill its payment and/or royalty obligations as specified herein in full. Such intellectual property and all embodiments thereof shall be promptly delivered to MERCK (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by MERCK, unless NITROMED elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of NITROMED upon written request therefore by MERCK. The foregoing is without prejudice to any rights MERCK may have arising under the U.S. Bankruptcy Code or other applicable law.

3.4 DEVELOPMENT AND COMMERCIALIZATION. MERCK shall use Commercially Reasonable Efforts, at its own expense, to undertake the Development Work and to commercialize a Licensed Product for each Indication (and, if applicable, Other Indication) in each country in the Territory where in MERCK's reasonable opinion it is commercially viable to do so, PROVIDED THAT MERCK shall undertake such Development Work and commercialization for each Indication (and, if applicable, Other Indication) in each Major Market. MERCK shall, in writing and on a quarterly basis, keep NITROMED advised of its activities under this
         Section 3.4 in accordance with Section 2.6.3 and shall no more frequently than a semi-annual basis upon the request of NITROMED hold a meeting for MERCK to inform NITROMED of commercialization and development activities for Licensed Products that occurred since the last such meeting and plans for the next six (6) months; provided however that in the event of a Change of Control, MERCK's obligations to meet and discuss any commercialization and development activities under this Section 3.4 shall cease.

3.5 EXCUSED PERFORMANCE. The obligations of MERCK with respect to any Licensed Product under Section 3.4 are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of the Licensed Product, on an Indication-by-Indication basis (including, if applicable, any Other Indication), and the obligation of MERCK to develop or market any such Licensed Product for an Indication shall be delayed or suspended so long as in MERCK's reasonable opinion any such condition or event exists for any such Indication. MERCK shall promptly notify NITROMED of such adverse conditions or events and during any such delay or suspension under this Section 3.5, the Parties shall on a quarterly basis hold a meeting to discuss the efforts undertaken by MERCK to remove the adverse condition or event relating to the safety or efficacy of the Licensed Product.

3.6 RIGHTS REVERSION. After the Research Term, if NITROMED sends a Status Notice to MERCK, MERCK shall, in good faith, consider such Status Notice and notify NITROMED in writing as soon as MERCK makes a determination (which shall not be later than [**] of MERCK receiving a Status Notice) of whether or not (i) it intends to use Commercially Reasonable Efforts to pursue research, development or commercialization of the specific NO-Enhanced COX-2 Compound specified in the Status Notice, (ii) it intends to use Commercially Reasonable Efforts to pursue research, development or commercialization of a NO-Enhanced COX-2 Compound or Licensed Product for the Indication or Other Indication specified in the Status Notice, or (iii) whether it intends to pursue dispute resolution under Section 9.6 regarding the Status Notice (a "MERCK Notice"). If MERCK indicates that it intends to use such Commercially Reasonable Efforts, MERCK shall, as soon as practicable (which shall be no later than [**] after providing the MERCK Notice), begin research, development or commercialization, using Commercially Reasonable Efforts, to research, develop and/or commercialize the applicable NO-Enhanced COX-2 Compound or Licensed Product in the applicable Indication or Other Indication. In the event that MERCK indicates it intends to begin research for an Other Indication, the parties shall promptly begin to develop a workplan and amendment to the Research Plan reflecting such research. If any one of the following events occur: (i) MERCK fails to provide a Merck Notice within [**] of the Status Notice, (ii) MERCK indicates in a Merck Notice that it does not intend to use such Commercially Reasonable Efforts, (iii) MERCK fails to initiate dispute resolution within [**] from the date of the MERCK Notice indicating it will pursue dispute resolution, (iv) MERCK fails to initiate research, development or commercialization of a Licensed Product in the applicable Indication or Other Indication within [**] from the date of the MERCK Notice indicating it will pursue such research, development or commercialization, or (v) after dispute resolution pursuant to Section
         9.6 MERCK is determined not to have pursued Commercially Reasonable Efforts, then MERCK's licenses under Section 3.1 shall become non-exclusive with respect to such Indication, Other Indication or specific NO Enhanced COX-2 Compound as applicable; provided however that Merck's licenses under Section 3.1 shall continue to be exclusive for all Indications or Other Indications with respect to any specific NO-Enhanced COX 2 Compound or Licensed Product that Merck is pursuing with Commercially Reasonable Efforts.

                                   ARTICLE IV
                         CONFIDENTIALITY AND PUBLICATION

4.1 NONDISCLOSURE OBLIGATION. All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to a Third Party or used for any purpose except as set forth herein without the prior written consent of the other Party, except to the extent that such Proprietary
         Information:

         (a) is known by receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

         (b)      is in the public domain through no fault of the receiving
                  Party;

         (c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

         (d) is developed by the receiving Party independently of Proprietary Information received from the other Party;

         (e) is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

         (f) is deemed necessary by each Party to be disclosed to sublicensees, agents, consultants, Affiliates and/or other Third Parties for the research and development, manufacturing and/or marketing of the Licensed Product (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree to be bound by the confidentiality obligations contained this Agreement, PROVIDED the term of confidentiality for such Third Parties shall be no less than seven (7) years; or

         (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other Party in order to provide an opportunity to challenge or limit the disclosure obligations.

         Each Party shall retain all rights to the Proprietary Information it provides to the other Party.

4.2 PUBLICATION. MERCK and NITROMED each acknowledge the other Party's interest in publishing its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either Party, its employees or consultants wishing to make a publication shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of ninety (90) days to enable patent applications protecting each Party's rights in such information to be filed in accordance with
         Article VII below. Upon expiration of such ninety (90) days, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

4.3 PRESS RELEASE. The Parties agree that NITROMED may issue a press release after execution of the Agreement in a form to be mutually agreed upon. The Parties recognize that either Party may desire to make public announcements with respect to the activities undertaken pursuant to this Agreement. The Parties agree that any such announcement will not contain confidential business or technical information of the other Party and, if disclosure of confidential business or technical information is required by law or regulation, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information that is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five (5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and indicate reasonable changes to any announcement regarding this Agreement or the subject matter of this Agreement; provided that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure.

4.4 DISCLOSURE. Either Party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such Party's legal counsel, to comply with applicable laws, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission or any other governmental agency. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 4.4, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure. If a Party discloses this Agreement or any of the terms hereof in accordance with this Section 4.4, such Party agrees, at its own expense, to seek confidential treatment of the portions of this Agreement or such terms, as may be reasonably requested by the other Party.

                                    ARTICLE V
                         PAYMENTS; ROYALTIES AND REPORTS

5.0 UNITED STATES CURRENCY. Unless otherwise expressly stated herein all references to currency amounts as dollars or $ shall mean amounts in United States dollars.

5.1 RESEARCH PROGRAM FUNDING. As consideration to NITROMED for the research and development activities undertaken by NITROMED pursuant to this Agreement, MERCK shall pay to NITROMED during the Research Program Term, for the FTEs set forth in Section 2.2, in advance on a quarterly basis at the beginning of each Calendar Quarter, at the FTE Rate commencing upon the Effective Date. The first payment due under this section shall be paid within thirty (30) days of the Effective Date.

5.2 CONSIDERATION FOR LICENSE. In consideration for the licenses granted herein under the Patent Rights, NITROMED Information and Inventions, NITROMED'S rights to the Joint Information and Inventions, and NITROMED Know-How, upon the terms and conditions contained herein, MERCK shall pay to NITROMED the following amounts:



         A non-refundable technology access fee accruing      $10,000,000.
         upon execution of the Agreement


         MERCK shall pay the fee due under this Section 5.2 to NITROMED within thirty (30) days of the Effective Date.



5.3 MILESTONE PAYMENTS. Subject to the terms and conditions in this Agreement, MERCK shall pay to NITROMED the following milestone payments:

                                                                $5,000,000.
         (a)  Upon [**]                                         $[**].

         (b)  Upon [**]                                         $[**].

         (c)  Upon [**]                                         $[**].

                                                                $[**].
         (d)  Upon [**]                                         $[**].

         (e)  Upon [**]                                         $[**].

         (f)  Upon [**]

         (g)  Upon [**]


         MERCK shall notify NITROMED in writing within [**] days upon the achievement of each milestone, such notice to be accompanied by payment of the appropriate milestone payment. The payment under Section 5.3(a) shall be made only once. The payment under the milestones described in
         Section 5.3(b) through (d) shall be made once for each individual Indication (by way of example, payment under Section 5.3(b) may be made up to [**] times, once for each Indication in subsections (i) - (iii) in Section 1.17) and the milestone described in Sections 5.3(e) through
         (g) shall be paid as follows: (i) each of such milestones shall be payable no more than [**] for each Indication, irrespective of the number of Licensed Products for which such milestone is achieved; (ii) with respect to each Licensed Product, each of such milestones shall be payable only upon the first occurrence of such milestone for each Indication; (iii) for no more than [**] Indications for a specific Licensed Product; (iv) for purpose of the foregoing, Licensed Products which contain the same [**] shall be considered to be the same Licensed Product; and (v) as a result of the foregoing limitations, each of such milestones shall be payable a maximum of [**] times. For example, if Licensed Product X is developed for [**] Indications, the milestones are paid for each of such Indications; if Licensed Product Y is developed for all [**] Indications and is developed as well for an additional disease state within one of these Indications, the milestones are paid for the [**] Indications, [**].

5.4      ROYALTIES.

5.4.1 ROYALTIES PAYABLE BY MERCK. Subject to the terms and conditions of this Agreement, MERCK shall pay to NITROMED royalties on a Licensed Product-by-Licensed Product basis the following amounts.

         (a)  For the initial [**] dollars of sales of each Licensed Product in     [**] percent
              the Territory in a Calendar Year by MERCK, its Affiliates or          ([**]%) of
              sublicensees                                                          Net Sales

         (b)  For those sales greater than [**] dollars and less than or equal      [**] percent
              to [**] dollars of each Licensed Product in the Territory in a        ([**]%) of
              Calendar Year by MERCK, its Affiliates or sublicensees                 Net Sales

         (c)  For those sales greater than [**] dollars and less than or equal      [**] percent
              to [**] dollars of each Licensed Product in the Territory in a        ([**]%) of
              Calendar Year by  MERCK, its Affiliates or sublicensees               Net Sales

         (d)  For those sales over [**] dollars of each Licensed Product in the     [**] percent
              Territory in a Calendar Year by MERCK, its Affiliates or              ([**]%) of
              sublicensees                                                          Net Sales


         Royalties on each Licensed Product at the rate set forth above shall continue on a country-by-country basis until the expiration of the later of: (i) last-to-expire patent with a Valid Patent Claim that would be infringed by the use or sale of such Licensed

         Product in such country but for the licenses granted herein; or (ii) for a period of ten (10) years after First Commercial Sale of such Licensed Product in such country (the "Royalty Period"). In those countries of the Territory where (A) there are no Patent Rights containing a Valid Patent Claim that would be infringed by the use or sale of the Licensed Product in such country, or (B) when the last Valid Patent Claim expires during the Royalty Period, royalties shall be paid at [**] percent of the rates set forth in (a) to (d) above (calculated as the last sales made in the Territory for the Calendar Quarter). All royalties are subject to the following conditions:

                  (a) that only one royalty shall be due with respect to the same unit of Licensed Product;

                  (b) that no royalties shall be due upon the sale or other transfer among MERCK, its Affiliates or sublicensees, but in such cases the royalty shall be due and calculated upon MERCK's or its Affiliate's or its sublicense's Net Sales to a Third Party;

                  (c) no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by MERCK, Affiliates or its sublicenses as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose); and

                  (d) for purposes of aggregating sales on a Licensed Product-by-Licensed Product basis, a Licensed Product shall include all products [**]

5.4.2 ROYALTY PAYABLE UNDER MANAGED PHARMACEUTICAL CONTRACT. It is understood by the Parties that MERCK may sell Licensed Product(s) to an independent Third Party (such as a retailer or wholesaler) and may subsequently perform services relating to Licensed Product(s) and other products under a managed pharmaceutical benefits contract or other similar contract. In such cases, it is agreed by the Parties that Net Sales shall be based on the invoice price to an independent retailer or wholesaler, as set forth in Section 1.26, notwithstanding that MERCK may receive compensation arising from the performance of such services.

5.4.3 CHANGE IN SALES PRACTICES. The Parties acknowledge that during the term of this Agreement, MERCK's sales practices for the marketing and distribution of Licensed Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and discuss in good faith new ways of compensating NITROMED to the extent currently contemplated under Section 5.4.1; provided, however, if the Parties cannot agree in new ways of compensating NITROMED, the terms of this Agreement shall remain in full force and effect.

5.4.4 ROYALTIES FOR BULK NO-ENHANCED COX-2 COMPOUND. In those cases where MERCK sells bulk NO-Enhanced COX-2 Compound rather than Licensed Product in packaged form to an independent Third Party, the royalty obligations of this Article V shall be applicable to the bulk NO-Enhanced COX-2 Compound; provided however that if MERCK obtains additional compensation relating to either (i) use or commercialization of such bulk NO-Enhanced COX-2 Compound, or (ii) sublicensing intellectual property rights granted to MERCK in Article III, then the Parties agree that there shall be additional compensation to NITROMED in an amount to be mutually agreed upon by the Parties.

5.4.5. COMPULSORY LICENSES. If a compulsory license is granted to a Third Party with respect to Licensed Product in any country in the Territory [**] provided by Section 5.4.1., then the royalty rate to be paid by MERCK on Net Sales in that country under Section 5.4.1 [**].

5.4.6 COMPETITIVE PRODUCT. In the event a Competitive Product is sold in a country, then the royalty rate to be paid by MERCK on Net Sales in that country under Section 5.4.1 shall be [**] percent ([**]%) in such country during such time that a Competitive Product is sold in such country; provided, however, this Section shall not be applicable if the royalty rate in such country [**] pursuant to Section 5.4.1.

5.4.7 THIRD PARTY LICENSES. In the event that one or more patent licenses from other Third Parties are required by MERCK, its Affiliates and sublicensees in order to develop, make, have made, use or sell the Licensed Product (hereinafter "Third Party Patent Licenses"), and, in the absence of such license, the use by MERCK of the Patent Rights, NITROMED Know-How or NITROMED Information and Inventions would infringe such Third Party patents, then [**] percent ([**]%) of any consideration actually paid under such Third Party Patent Licenses by MERCK, its Affiliates or sublicensees, for sale of such Licensed Product in a country for such Calendar Quarter shall be creditable against the royalty payments due NITROMED by MERCK with respect to the sale of such Licensed Products in such country; PROVIDED THAT the royalty payment to NITROMED in any Calendar Quarter shall not be reduced by more than [**] percent ([**]%) of the monies otherwise owed to NITROMED; and any amounts not able to be reduced due to the immediately foregoing limitation shall be carried forward to future Calendar Quarters for crediting against future royalties in such country. Notwithstanding the foregoing, NITROMED shall assume full responsibility for any payments to the extent necessary for rights under the patents identified in Attachment 5.4.7 and/or bear all costs associated with any legal actions to invalidate such patents.

5.5. REPORTS; PAYMENT OF ROYALTY. During the term of the Agreement following the First Commercial Sale of a Licensed Product, MERCK shall furnish to NITROMED a quarterly written report for the Calendar Quarter showing the sales of all Licensed Products subject to royalty payments sold by MERCK, its Affiliates and its sublicensees in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the sixtieth (60) day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. MERCK shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

5.6.     AUDITS.

(a) Upon the written request of NITROMED and not more than once in each Calendar Year, MERCK shall permit an independent certified public accounting firm of nationally recognized standing selected by NITROMED and reasonably acceptable to MERCK, at NITROMED's expense, to have access during normal business hours to such of the records of MERCK as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to NITROMED only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to NITROMED.

(b) If such accounting firm concludes that additional royalties were owed during such period, MERCK shall pay the additional royalties within thirty (30) days of the date NITROMED delivers to MERCK such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by NITROMED unless the underpayment exceeded five hundred thousand ($500,000) dollars and five percent (5%) of the royalty owed by MERCK to NITROMED for such Calendar Year, in which case, MERCK shall pay the fees charged by such accounting firm.

(c) MERCK shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to MERCK, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by NITROMED's independent accountant to the same extent required of MERCK under this Agreement. Upon the expiration of twenty-four (24) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon NITROMED, and MERCK and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

(d) NITROMED shall treat all financial information subject to review under this Section 5.6 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with MERCK obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement; provided however nothing shall prevent NITROMED from using such financial information in any dispute resolution pursuant to Section 9.6.

5.7 PAYMENT EXCHANGE RATE. All payments to be made by MERCK to NITROMED under this Agreement shall be made in United States dollars and may be paid by check made to the order of NITROMED or bank wire transfer in immediately available funds to such bank account in the United States designated in writing by NITROMED from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due NITROMED shall be made at the rate of exchange utilized by MERCK in its worldwide accounting system, prevailing on the third to the last business day of the month prior to the month for which Merck records such sales.

5.8 INCOME TAX WITHHOLDING. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article V, MERCK shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article V. MERCK shall submit original receipts or other appropriate proof of payment of the withholding taxes to NITROMED within a reasonable period of time and which are sufficient to allow NITROMED to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.



                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES AND LIABILITY

6.1 REPRESENTATIONS AND WARRANTIES OF NITROMED. NITROMED represents and warrants to MERCK that as of the Effective Date:

         (a) to the best of NITROMED's knowledge, the Patent Rights and NITROMED Know-How exist and are not invalid or unenforceable, in whole or in part;

         (b) it has the full right, power and authority to enter into this Agreement, to perform the Research Program and to grant the licenses granted under Article III hereof;

         (c) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Patent Rights or NITROMED Know-How;

         (d) to the best of NITROMED's knowledge, it is the sole and exclusive owner of the Patent Rights and NITROMED Know-How, all of which are (and shall be, in the case of NITROMED Information and Invention) free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the Patent Rights and NITROMED Know-How, whatsoever;

         (e) to the best of NITROMED's knowledge, the exercise of the license granted to MERCK under the Patent Rights and NITROMED Know-How do not infringe any intellectual property rights owned or possessed by any Third Party;

         (f) there are no claims, judgments or settlements against or owed by NITROMED or pending or threatened claims or litigation relating to the Patent Rights and NITROMED Know-How; and

         (g) NITROMED has disclosed to MERCK all reasonably relevant information regarding the Patent Rights and NITROMED Know-How licensed under this Agreement, including the existence of any patent opinions obtained by NITROMED related thereto.

6.2 REPRESENTATIONS AND WARRANTIES OF MERCK. MERCK represents and warrants to NITROMED that as of the Effective Date:

         (a) to the best of MERCK's knowledge, the MERCK Know-How does not infringe any intellectual property rights owned or possessed by any Third Party;

         (b) MERCK shall provide all necessary MERCK Know-How, that is in MERCK's possession, to NITROMED to permit NITROMED to perform NITROMED's obligations under the Research Program;

         (c) it has the full right, power and authority to enter into this Agreement and to fulfill it obligations hereunder; and

         (d) that all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by MERCK in connection with the execution, delivery and performance of this Agreement have been or shall be obtained.

6.3 NO WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT THE LICENSED PRODUCT(S) WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF LICENSED PRODUCT(S) ARE DEVELOPED, WITH RESPECT TO SUCH LICENSED PRODUCT(S), THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.4 INDEMNIFICATION. MERCK agrees to defend NITROMED and its Affiliates at its cost and expense, and will indemnify and hold NITROMED and its Affiliates and their respective directors, officers, employees and agents (the "NITROMED Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to personal injury or death from the development, manufacture, use, sale or other disposition of the Licensed Product by MERCK and/or its Affiliates, sublicensees or collaborators. In the event of any such claim against the NITROMED Indemnified Parties by any Third Party, NITROMED shall promptly notify MERCK in writing of the claim and MERCK shall manage and control, at its sole expense, the defense of the claim and its settlement. The NITROMED Indemnified Parties shall cooperate with MERCK and may, at their option and expense, be represented in any such action or proceeding. MERCK shall not be liable for any litigation costs or expenses incurred by the NITROMED Indemnified Parties without MERCK's prior written authorization. In addition, MERCK shall not be responsible for the indemnification of any NITROMED Indemnified Party arising from any negligent or intentional acts by such NITROMED Indemnified Party, or as the result of any settlement or compromise by the NITROMED Indemnified Parties without MERCK's prior written consent.

6.5 NO CONSEQUENTIAL DAMAGES. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT, NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF

         ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 6.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT.



                                   ARTICLE VII
                                PATENT PROVISIONS

7.1      FILING, PROSECUTION AND MAINTENANCE OF PATENTS.

         (a) PATENT RIGHTS. NITROMED shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents covering the Patent Rights licensed to MERCK under this Agreement, upon appropriate consultation with MERCK including an opportunity to review and comment on any papers to be filed in any patent office prior to their submission. NITROMED shall promptly give notice to MERCK of the allowance, grant, lapse, revocation, surrender, invalidation or abandonment of any Patent Rights licensed to MERCK for which NITROMED is responsible for the filing, prosecution and maintenance. If NITROMED declines to file and prosecute any such patent applications or maintain any such patents covering any Patent Rights licensed to MERCK under this Agreement, it shall give MERCK reasonable notice to this effect and thereafter MERCK may, upon written notice to NITROMED, file and prosecute such patent applications and maintain such patents in NITROMED's name.

         (b) NITROMED INFORMATION AND INVENTIONS. NITROMED shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents covering NITROMED Information and Inventions, upon appropriate consultation with MERCK including an opportunity to review and comment on any papers to be filed in any patent office prior to their submission. If NITROMED declines the option to file and prosecute any such patent applications or maintain any such patents covering any NITROMED Information and Invention, it shall give MERCK reasonable notice to this effect and thereafter MERCK may, upon written notice to NITROMED, file and prosecute such patent applications and maintain such patents in NITROMED's name.

         (c) JOINT INFORMATION AND INVENTIONS. MERCK shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents covering Joint Information and Inventions owned jointly by MERCK and NITROMED, upon appropriate consultation with NITROMED including an opportunity to review and comment on any papers to be filed in any patent office prior to their submission. If MERCK declines the option to file and prosecute any such patent applications or maintain any such patents covering any such Joint Information and Inventions, it shall give NITROMED reasonable notice to this effect and thereafter NITROMED may, upon written notice to MERCK, file and prosecute such patent applications and maintain such patents jointly in both Parties' names.

         (d) MERCK INFORMATION AND INVENTIONS. MERCK shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents covering MERCK Information and Inventions, at MERCK's expense.

         (e) EXPENSES. All costs associated with filing, prosecuting and maintaining the COX-2 Compound Specific Patent Rights shall be shared equally by the Parties. All costs associated with filing, prosecuting and maintaining all other NITROMED Information and Inventions shall be borne by NITROMED. All costs associated with the filing, prosecuting and maintaining the Joint Information and Inventions and MERCK Information and Inventions under Sections 7.1(c) and (d) shall be at MERCK's expense. If the initial prosecuting Party declines to file, prosecute and/or maintain any of the Patent Rights and Research Information and Inventions under Sections 7.1 (a)-(c) and the other Party assumes such responsibilities, the initial prosecuting Party shall continue to pay [**] percent ([**]%) of the costs associated with these patents or patent applications; provided however that if the initial prosecuting Party wishes to abandon any such patents or patent applications it shall notify the other Party who shall have the option to continue such patents or patent applications at its own expense and the initial prosecuting Party shall assign it rights to the other Party and the assigned patents or patent applications shall no longer be Patent Rights or Research Information and Inventions. As used herein the term "COX-2 Compound Specific Patent Rights" means (i) those Patent Rights, and (ii) those NITROMED Information and Inventions, whose patents or patent application principally contain claims that relate to COX-2 Compounds, NO-COX-2 Compounds or NO-Enhanced COX-2 Compounds.

7.2      INTERFERENCE, OPPOSITION, REEXAMINATION AND REISSUE.

         (a) NITROMED shall, within ten (10) days of learning of such event, inform MERCK of any request for, or filing or declaration of, any interference, opposition, or reexamination relating to Patent Rights. MERCK and NITROMED shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. MERCK shall have the right to review and approve any submission to be made in connection with such proceeding.

         (b) NITROMED shall not initiate any reexamination, opposition, interference or reissue proceeding relating to Patent Rights without the prior written consent to MERCK, which consent shall not be unreasonably withheld.

         (c) In connection with any interference, opposition, reissue, or reexamination proceeding relating to Patent Rights, MERCK and NITROMED will cooperate fully and will provide each other with any information or assistance that either may reasonably request. NITROMED shall keep MERCK informed of developments in any such action or proceeding, including to the extent permissible by law, consultation and approval of any settlement.

         (d) The Parties shall equally bear the expense of any interference, opposition, reexamination, or reissue proceeding specified in this Section 7.2 relating to COX-2

                  Compound Specific Patent Rights, including but not limited to any costs incurred by NITROMED in fulfilling its obligations under this Section 7.2. NITROMED shall bear the expense of any interference, opposition, reexamination, or reissue proceeding specified in this Section 7.2 relating to any NitroMed Information and Inventions that do not constitute COX-2 Compound Specific Patent Rights, including but not limited to any costs incurred by NITROMED in fulfilling its obligations under this Section 7.2.

7.3      ENFORCEMENT AND DEFENSE.

         (a) NITROMED shall give MERCK notice of either (i) any infringement of Patent Rights, (ii) any misappropriation or misuse of NITROMED Know-How; or (iii) infringement, misappropriation or misuse of the Research Information and Inventions, that may come to NITROMED's attention. MERCK and NITROMED shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both MERCK and NITROMED, to terminate any infringement of Patent Rights, Research Information and Inventions or any misappropriation or misuse of NITROMED Know-How. However, NITROMED, upon notice to MERCK, shall have the first right to initiate and prosecute such legal action (other than for the MERCK Information and Inventions) at its own expense and in the name of NITROMED and MERCK, or to control the defense of any declaratory judgment action relating to Patent Rights, Research Information and Inventions or NITROMED Know-How. NITROMED shall promptly inform MERCK if it elects not to exercise such first right and MERCK shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of MERCK and, if necessary, NITROMED and the Parties shall share the expense of such suit equally; provided that MERCK shall pay all costs and shall recoup NITROMED's [**]percent ([**]%) share as a set-off against royalties or milestones until NITROMED's share has been fully paid; provided that the royalty payment to NITROMED in any Calendar Quarter shall not be reduced by more than [**] percent ([**]%) of the monies otherwise owed to NITROMED; and any amounts not able to be reduced due to the immediately foregoing limitation shall be carried forward to future Calendar Quarters for crediting against future royalties in such country. Each Party shall have the right to be represented by counsel of its own choice.

         (b) For any action to terminate any infringement of Patent Rights or any misappropriation or misuse of NITROMED Know-How, in the event that MERCK is unable to initiate or prosecute such action solely in its own name, NITROMED will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for MERCK to initiate litigation to prosecute and maintain such action.

         (c)      Prior to commencing any action pursuant to subsections (a) or
                  (b) above, each Party shall consult with the other Party and shall consider the views of the other Party regarding the advisability of the proposed action. In connection with any action, MERCK and NITROMED will cooperate fully and will provide each other with any information or assistance that either may reasonably request any such action. MERCK shall keep NITROMED informed of developments in any action or proceeding, including the consultation and approval of any settlement negotiations and the terms of any offer related thereto. Neither Party shall enter into any settlement, consent judgment, or other voluntary final disposition without the prior written consent of the other Party.

         (d) Any recovery obtained by either or both MERCK and NITROMED in connection with or as a result of any action contemplated by this Section 7.3, whether by settlement or otherwise, shall be shared in order as follows:

                  (i) the Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

                  (ii) the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action;

                  (iii) the amount of any recovery remaining from ordinary damages shall then be allocated between the Parties such that MERCK shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and that NITROMED shall receive a reasonable approximation of the royalties and other amounts that MERCK would have paid to NITROMED if MERCK had sold the infringing products rather than the infringer, and on a pro rata basis taking into consideration the relative economic losses suffered by each Party; and

                  (iv) the amount of any recovery remaining from special or punitive damages shall be shared equally by the Parties in any such award.

         (e) NITROMED shall inform MERCK of any certification regarding any Patent Rights it has received pursuant to either 21 U.S.C. ss.ss.355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the United States and shall provide MERCK with a copy of such certification within five (5) days of receipt. NITROMED's and MERCK's rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Sections 7.3(a)-(d) hereof; provided, however, NITROMED shall exercise its first right to initiate and prosecute any action and shall inform MERCK of such decision within ten (10) days of receipt of the certification, after which time MERCK shall have the right to initiate and prosecute such action.

         (f) In the event that a Third Party brings an action against NITROMED or MERCK alleging invalidity, unenforceability, or non-infringement of the Patent Rights, the Parties shall cooperate as defined above and shall mutually agree upon an appropriate course of action.

7.4 PATENT TERM RESTORATION. The Parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, MERCK shall have the right to make a good faith election of the patent to be used. In the event MERCK does not promptly make an election of a patent for patent term restoration, NITROMED shall have the right to make a good faith election of the patent to be used.



                                  ARTICLE VIII
                              TERM AND TERMINATION

8.1 TERM AND EXPIRATION. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3 below, the term of this Agreement shall continue in effect until expiration of all royalty obligations hereunder. Upon expiration of this Agreement due to expiration of all royalty obligations hereunder, MERCK's licenses pursuant to Section 3.1 shall become non-exclusive, fully paid-up, perpetual licenses which shall be limited to the Field.

8.2 TERMINATION BY MERCK. Notwithstanding anything contained herein to the contrary, MERCK shall have the right to terminate this Agreement at any time in its sole discretion after the Research Program Term, by giving ninety (90) days advance written notice to NITROMED. In the event of such termination, the rights and obligations hereunder, including any payment obligations not due and owing as of the termination date shall terminate and NITROMED will grant MERCK a fully paid-up non-exclusive license to use the NITROMED Information and Inventions solely for internal research purposes.

8.3      TERMINATION.

         8.3.1 TERMINATION FOR CAUSE. This Agreement may be terminated by notice by either Party at any time during the term of this Agreement if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after written notice requesting cure of the breach (other than for non-payment which must be cured within forty five (45) days); provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day or forty five (45) day cure period shall be followed until such time as the dispute is resolved pursuant to Section 9.6 hereof.

         8.3.2 EFFECT OF TERMINATION FOR CAUSE ON LICENSE. In the event MERCK terminates this Agreement under Section 8.3.1, MERCK's licenses pursuant to Sections 3.1 shall become exclusive, perpetual licenses which are limited to the Field; provided, however, MERCK shall continue to fulfill MERCK's payment and/or royalty obligations as specified herein; provided, further, MERCK may reduce such payment and/or royalty obligations by the amount of monetary damage suffered by MERCK as a direct result of NITROMED's breach of this Agreement and NITROMED shall, within thirty (30) days after such termination return or cause to be returned to MERCK all Licensed Products, NO-Enhanced COX-2 Compounds, MERCK Know-How or other substances or compositions delivered or provided by MERCK, as well as any other material provided by MERCK in any medium. In the event that NITROMED terminates this Agreement under Section 8.3.1, MERCK's licenses pursuant to Sections 3.1 shall terminate as of such termination date and MERCK shall, within thirty (30) days after such termination, return or cause to be returned to NITROMED all Licensed Products, NO-Enhanced COX-2 Compounds, Know-How or other substances or compositions delivered or provided by NITROMED, as well as any other material provided by NITROMED in any medium.

8.4 EFFECT OF TERMINATION. Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination and nothing in this Agreement shall be construed to release either Party from any obligations that matured prior to the effective date of expiration or termination, and the provisions of Sections 2.6.1, 2.6.2, 3.3, 6.3, 6.4, 6.5, 8.3.2,
         Articles IV, V, VII and IX shall survive the expiration or termination of the Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) sold prior to such termination.



                                   ARTICLE IX
                                  MISCELLANEOUS

9.1. FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical.

9.2. ASSIGNMENT. The Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either Party without the consent of the other Party; PROVIDED, HOWEVER, that either Party may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the Licensed Products or the business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under the Agreement.

9.3. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.4. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to NITROMED, to:       NitroMed, Inc.
                                            12 Oak Park Drive
                                            Bedford, MA 01730
                                            Attention: Chief Executive Officer
                                            Telephone: (781) 275-9700
                                            Facsimile No.: (781) 275-2282

                  with a copy to:           Hale and Dorr LLP
                                            60 State Street
                                            Boston, MA 02109
                                            Attention: Steven D. Singer, Esq.
                                            Telephone: (617) 526-6410
                                            Facsimile No.: (617) 526-5000

                  if to MERCK, to:          Merck Frosst Canada & Co.
                                            16711 Trans Canada Hwy.
                                            Kirkland, Quebec
                                            Canada
                                            H9H 3L1
                                            Attention: President
                                            Telephone: (514) 428-2638
                                            Facsimile: (514) 428-2662

                  with a copies to:         Merck Frosst Canada & Co.
                                            16711 Trans Canada Hwy.
                                            Kirkland, Quebec
                                            Canada
                                            H9H 3L1
                                            Attention: Director, Legal Affairs
                                            Telephone: (514) 428-8577
                                            Facsimile: (514) 428-4925

                  and

                                            Merck & Co., Inc.
                                            One Merck Drive
                                            P.O. Box 100
                                            Whitehouse Station, NJ  08889-0100
                                            Attention: Corporate Secretary
                                            Telephone: (908) 423-1000
                                            Facsimile: (908) 735-1224

         or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by telecopier on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

9.5. APPLICABLE LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the United States without reference to any rules of conflict of laws or renvoi.

9.6. DISPUTE RESOLUTION. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an "Excluded Claim" shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association ("AAA"), and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within 30 days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two party-selected arbitrators shall select a third arbitrator within 30 days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party's compensatory damages. Each Party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' and any administrative fees of arbitration. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations. As used in this Section 9.6, the term "Excluded Claim" shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

9.7. ENTIRE AGREEMENT. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of the Agreement. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

9.8. HEADINGS. The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

9.9. INDEPENDENT CONTRACTORS. It is expressly agreed that NITROMED and MERCK shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither NITROMED nor MERCK shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party.

9.10. WAIVER. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

9.11. COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.12. WAIVER OF RULE OF CONSTRUCTION. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

9.13 ENGLISH LANGUAGE. The parties hereto confirm that it is their wish that this Agreement as well as all other documents relating hereto, including notices, have been and shall be drawn up in the English language only. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents, y compris tout avis, s'y rattachant, soient rediges en langue anglaise seulement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


        MERCK FROSST CANADA & CO.                      NITROMED, INC.

By: /s/ JUDY C. LEWENT                         By: /s/ MICHAEL D. LOBERG
    ----------------------------                  -----------------------------
        Judy C. Lewent                                 Michael D. Loberg

Title: Vice President                          Title: CEO

Date: 12/12/02                                 Date: 12/11/02
      --------                                       --------


Merck & Co., Inc. a corporation organized under the laws of the State of New Jersey hereby guarantees the performance of all the foregoing obligations of its subsidiary, Merck Frosst Canada & Co.

         MERCK & CO., INC.

By: /s/ JUDY C. LEWENT
    ----------------------------
        Judy C. Lewent

Title: Executive Vice President and Chief
Financial Officer

Date: 12/12/02
      --------

                                 ATTACHMENT 1.36
                                  PATENT RIGHTS

----------------------------------------------------------------------------------------------------------------------
  SERIAL/PATENT     DATE FILED                       TITLE                                     STATUS
      NUMBER
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
  SERIAL/PATENT     DATE FILED                       TITLE                                     STATUS
      NUMBER
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------
     [**]              [**]                          [**]                                       [**]
----------------------------------------------------------------------------------------------------------------------

                                 ATTACHMENT 2.1
                                RESEARCH PROGRAM

Merck is interested in determining the viability of developing therapies which will [**]. [**]. The proposed collaboration would [**]. Merck would bring to the collaboration [**] NitroMed would bring its [**]

In general, Merck will perform the following components of the workplan:

1. [**]
2. [**]
3. [**]
4. [**]
5. [**]

In general, NitroMed will perform the following components of the workplan:

1. [**]
2. [**]
3. [**]


               A. COMPOUND DISCOVERY AND INITIAL CHARACTERIZATION


Merck will [**]. Initially, these efforts will [**] as outlined in the Merck NitroMed agreement. [**] to support this effort are as follows:

1. [**]
2. [**]
3. [**]
4. [**]
5. [**]
6. [**]

SPECIFIC ASSAY DETAILS:

[**] (MERCK)
[**]
[**] (MERCK)
[**]

From time to time, the collaboration may merit NitroMed performing the two above mentioned assays. In these cases, the specific assay details are:

[**] (NITROMED)
[**] (NITROMED)
[**]


                                 B. [**] (MERCK)

Merck considers it essential to [**]. This is particularly important in the [**], Merck plans to [**]. Merck would like to [**], Merck hopes to [**] described above. From this information, [**].


                                C. [**] INTEREST

[**], performed predominantly by NitroMed.  These include the following:

Merck
1. [**]
2. [**]
3. [**]
4. [**]
5. [**]

NitroMed
1. [**]
2. [**]
3. [**]
4. [**]
5. [**]
6. [**]

SPECIFIC ASSAY DETAILS:

[**] (MERCK)
Compounds are [**].  The use of [**].
[**].
[**] (MERCK)
[**] for the study of [**]. To study the [**].[**] according to the manufacturer's instructions.
[**]) according to the manufacturer's instructions.


[**] (MERCK)
[**].


[**] (NITROMED)
[**]
[**] (NITROMED)
[**]
[**].

[**] (NITROMED)
[**].


[**] (NITROMED)
[**].

[**] (NITROMED)
[**].[**]
[**] (NITROMED)
[**] (NITROMED)
[**].

[**] (NITROMED)
[**].


                           D. NITROMED FTE ASSIGNMENTS


In the first year of the agreement, [**]FTEs will be assigned by NitroMed and supported by Merck. Their approximate allocation to the above mentioned experiments will be as follows:


[**]:
         A total of [**]FTE's dedicated to evaluating selected compounds from Merck in the following models

1. [**]
2. [**]
3. [**]
4. [**]
5. [**]
6. [**]
7. [**]

[**]:
         A total of [**] FTE's dedicated to evaluating selected compounds from Merck in the following models:

1. [**]
2. [**]
3. [**]

                                ATTACHMENT 5.4.7
                                  [**] PATENTS

========================== =========== ================================================ =====================
         PATENT/           DATE FILED                       TITLE                              STATUS
   APPLICATION NUMBER
-------------------------- ----------- ------------------------------------------------ =====================
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
-------------------------- ----------- ------------------------------------------------ ---------------------
          [**]                [**]                          [**]                                [**]
========================== =========== ================================================ =====================

and any extensions (including Supplementary Protection Certificates), divisionals, reissues and continuations of any of the above patents or applications for patent, including any foreign counterparts derived therefrom, equivalent thereto or claiming priority thereof, as well as any European national patents entered from patents granted in the European Patent Office and National Phase filings entered from applications filed under the Patent Cooperation Treaty.